SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        July 23, 2004
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.

Unocal Corporation ("Unocal") announced today by press release that an arbitration panel found it owes Agrium U.S. Inc. ("Agrium") $36 million plus $2 million in interest for underdelivery of natural gas to Agrium's fertilizer plant in Alaska. The binding award covers deliveries under the Gas Purchase and Sale Agreement ("GPSA") between July 2002 and April 2004. The arbitration panel agreed with Unocal that the GPSA is a reserves-based contract. However, Unocal's full production from dedicated properties did not meet the schedule of deliveries as interpreted by the arbitration panel.

Unocal sold its Kenai, Alaska, fertilizer plant to Agrium in 2000. The GPSA sets forth the terms under which Unocal sells gas to the plant.

The panel's decision laid out the methodology for determining past and future gas delivery quantities and for calculating liquidated damages arising from underdeliveries of gas by Unocal to the plant. The GPSA sets a cap of $50 million on liquidated damages for the life of the contract. Unocal believes the cap will be enforceable. The sales contract runs through June 2009.

The award does not include amounts that are owed for May through July 2004, or that may be owed from August 2004 through the end of the contract. Based on current delivery projections from certain dedicated fields, Unocal expects to reach the cap for liquidated damages over time.

The arbitration panel also ordered Agrium to reimburse Unocal $5 million for excess royalties that have been paid by Unocal to the state of Alaska.

Unocal expects to record a charge in its second quarter 2004 results based on the arbitration ruling.

Additional litigation related to the asset Purchase and Sale Agreement is pending in California Superior Court in Los Angeles County. Trial on those issues is expected to begin late this year.

Forward-Looking Statements
--------------------------

This filing contains forward-looking statements about matters such as the amount and timing of any future liabilities to Agrium and the ultimate outcome of claims and proceedings involving Agrium. Although these statements are based upon Unocal's current expectations and beliefs, they are subject to both known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those described in, or implied by, the forward-looking statements, including the decisions rendered in future court and arbitration proceedings, the enforceability and application of contractual limitation-of-damages provisions, the volumes of natural gas that Unocal supplies to Agrium's fertilizer plant, future disagreements with Agrium and other factors discussed in Unocal's 2003 Annual Report on Form 10-K, as amended, and subsequent reports filed by Unocal with the U.S. Securities and Exchange Commission ("SEC"). Copies of the company's SEC filings are available from the company by calling 800-252-2233 or from the SEC by calling 800-SEC-0330. The reports are also available on the Unocal web site, www.unocal.com. Unocal undertakes no obligation to update the forward-looking statements in this filing to reflect future events or circumstances. All such statements are expressly qualified in their entirety by this cautionary statement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  UNOCAL CORPORATION
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                                                      (Registrant)


Date:  July 23, 2004                             By: /s/ Joe D. Cecil
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                                                 Joe D. Cecil
                                                 Vice President and Comptroller